Exhibit (14)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "Experts" and "Financial Highlights" and to the incorporation by reference of our reports, dated December 16, 2005, with respect to the financial statements of ACM Municipal Securities Income Fund, Inc. and Alliance National Municipal Income Fund, Inc., for the year ended October 31, 2005, in this Registration Statement on Form N-14 under the Securities Act of 1933 of Alliance National Municipal Income Fund, Inc.





                                   ERNST & YOUNG LLP


New York, New York
November 22, 2006